                                                                    Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          ALARON TECHNOLOGIES, L.L.C.,
                                     SELLER,

                              PAUL K. NICHOLS, JR.,
                                JAMAL D. RUSHDY,
                                     MEMBERS

                                       AND

                              DJ ORTHOPEDICS, LLC,
                                      BUYER


                            DATED AS OF JUNE 1, 2001

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I. DEFINITIONS.......................................................................1

        1.1    Defined Terms.................................................................1

ARTICLE II. ASSETS TO BE CONVEYED............................................................4

        2.1    Assets........................................................................4
               2.1.1    Receivables..........................................................4
               2.1.2    Contracts............................................................4
               2.1.3    Warranties...........................................................4
               2.1.4    Claims...............................................................4
               2.1.5    Promotional Materials and Intangibles................................4
               2.1.6    Personal Property....................................................5
               2.1.7    Real Property........................................................5
               2.1.8    Records..............................................................5
               2.1.9    Inventory............................................................5
        2.2    Excluded Assets...............................................................5

ARTICLE III. ASSUMPTION OF LIABILITIES.......................................................6

        3.1    Liabilities Assumed...........................................................6
        3.2    Liabilities Not Assumed.......................................................6

ARTICLE IV. PURCHASE PRICE AND PAYMENT.......................................................7

        4.1    Total Consideration and Terms.................................................7
        4.2    Allocation....................................................................7

ARTICLE V. PRORATIONS........................................................................7

        5.1    Proration.....................................................................7

ARTICLE VI. RELATED AGREEMENTS AT CLOSING....................................................8

        6.1    Noncompetition................................................................8
        6.2    Employment of Certain Members.................................................9

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS........................9

        7.1    Organization..................................................................9
        7.2    Authorization.................................................................9
        7.3    No Breach.....................................................................9
        7.4    Governmental Authorizations...................................................9
        7.5    Consents......................................................................9
        7.6    Title to Assets..............................................................10
        7.7    Condition of Personal Property...............................................10
        7.8    Condition of Real Property...................................................10

        7.9    Contracts....................................................................11
        7.10   Employees....................................................................11
        7.11   Employee Benefit Plans.......................................................12
        7.12   Litigation...................................................................12
        7.13   Taxes........................................................................13
        7.14   Compliance with Laws.........................................................14
        7.15   Insolvency Proceedings.......................................................14
        7.16   Patents, Trademarks, Copyrights..............................................14
        7.17   Financial Statements; Absence of Undisclosed Liabilities.....................15
        7.18   Absence of Certain Changes or Events.........................................15
        7.19   Sufficiency of Assets........................................................16
        7.20   Environmental Protection.....................................................16
        7.21   Insurance....................................................................17
        7.22   Brokers' Fees................................................................17
        7.23   No Other Agreements to Sell the Assets.......................................17
        7.24   Transactions with Certain Persons............................................17
        7.25   Accounts Receivable..........................................................17
        7.26   Inventory....................................................................18
        7.27   No Misleading Statements.....................................................18

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................18

        8.1    Organization.................................................................18
        8.2    Authorization................................................................18
        8.3    No Breach....................................................................18
        8.4    Litigation...................................................................18
        8.5    Consents.....................................................................19

ARTICLE IX. CONDITIONS PRECEDENT............................................................19

        9.1    Mutual Conditions............................................................19
               9.1.1    Governmental Consents...............................................19
               9.1.2    Absence of Litigation...............................................19
        9.2    Conditions to Buyer's Obligation.............................................19
               9.2.1    Representations and Warranties......................................19
               9.2.2    Compliance with Conditions..........................................19
               9.2.3    No Material Adverse Development.....................................19
               9.2.4    Closing Documents...................................................19
               9.2.5    Third Party Consents................................................20
               9.2.6    Estoppel Certificates...............................................20
               9.2.7    Settlement of Claims................................................20
        9.3    Conditions to Seller's Obligation............................................20
               9.3.1    Representations and Warranties......................................20
               9.3.2    Compliance with Conditions..........................................20
               9.3.3    Payment.............................................................20
               9.3.4    Closing Documents...................................................20

ARTICLE X. CLOSING..........................................................................20

        10.1   Closing Date.................................................................20
        10.2   Performance at Closing.......................................................21
               10.2.1   Seller's and the Members' Deliveries................................21
               10.2.2   Buyer's Deliveries..................................................21
               10.2.3   Other Documents and Acts............................................21

ARTICLE XI. POST-CLOSING OBLIGATIONS........................................................21

        11.1   Indemnification..............................................................21
               11.1.1   Buyer's Right to Indemnification....................................22
               11.1.2   Seller's Right to Indemnification...................................22
               11.1.3   Conduct of Proceedings..............................................22
               11.1.4   Right of Offset.....................................................23
               11.1.5   Limits on and Conditions of Indemnification; Threshold
                        and Cap.............................................................23
               11.1.6   Purchase Price Adjustment...........................................23
               11.1.7   Indemnification Not Sole Remedy.....................................23
        11.2   Post-Closing Access..........................................................23
        11.3   Post-Closing Tax Covenant....................................................24
        11.4   Failure to Obtain Consents...................................................24

ARTICLE XII. GENERAL PROVISIONS.............................................................24

        12.1   Expenses.....................................................................24
        12.2   Notices......................................................................24
        12.3   Attorneys' Fees..............................................................26
        12.4   Survival of Representations, Warranties and Indemnification Rights...........26
        12.5   Exclusive Dealings...........................................................26
        12.6   Waiver.......................................................................26
        12.7   Assignment...................................................................26
        12.8   Entire Agreement.............................................................26
        12.9   Counterparts.................................................................27
        12.10  Construction.................................................................27
        12.11  Schedules and Exhibits.......................................................27
        12.12  Severability.................................................................27
        12.13  Choice of Law................................................................27
        12.14  Counsel......................................................................27
        12.15  Public Statements............................................................27

                                    EXHIBITS


        Exhibit A            Form of Noncompetition Agreement

        Exhibit B-1          Form of Paul K. Nichols, Jr. Employment Agreement

        Exhibit B-2          Form of Letter of Employment for Jamal D. Rushdy

                                    SCHEDULES


        Schedule 2.1.2              Contracts

        Schedule 2.1.5              Intangible Property

        Schedule 2.1.6              Personal Property

        Schedule 2.1.7              Real Property

        Schedule 4.2                Allocation

        Schedule 7.1                Seller's Addresses and Places of Business

        Schedule 7.6(a)             Exceptions to Title to Assets

        Schedule 7.6(b)             Permitted Liens

        Schedule 7.8(b)             Real Property Exceptions

        Schedule 7.10(b)            Labor Agreements

        Schedule 7.11               Employee Plans

        Schedule 7.12               Litigation

        Schedule 7.13               Taxes

        Schedule 7.17               Financial Statements

        Schedule 7.18               Changes or Events

        Schedule 7.20               Environmental Compliance

        Schedule 7.21               Insurance Policies

        Schedule 7.24               Transactions with Certain Persons

                            ASSET PURCHASE AGREEMENT


            This Asset Purchase Agreement (the "Agreement") dated as of June 1, 2001 (the "Contract Date"), by and among Alaron Technologies, L.L.C., a California limited liability company ("Seller"), Paul K. Nichols, Jr. ("Nichols"), Jamal D. Rushdy ("Rushdy"), and dj Orthopedics, LLC, a Delaware limited liability company ("Buyer"). Nichols and Rushdy are each sometimes referred to herein as a "Member" and collectively as the "Members."

                                   BACKGROUND:

            Seller conducts a business which, among other things, provides product development, manufacturing and supply chain management services related to medical devices (the "Business") and owns and leases certain assets used or held for use solely in connection with the operation of the Business. The Members own membership interests of Seller, and each is an officer of Seller. Seller and the Members desire to sell and assign to Buyer and Buyer desires to purchase and acquire from Seller substantially all of the property and assets used or held for use in the operation of the Business upon the terms set forth in this Agreement (the "Transaction"). Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

            "Adjustment Date" shall have the meaning set forth in Section 5.1.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Assets" shall have the meaning set forth in Section 2.1.

            "Assumed Liabilities" shall have the meaning set forth in Section
3.1.

            "Balance Sheet" shall mean the balance sheet of Seller, as of the date indicated thereon, together with the notes thereto, prepared in accordance with GAAP.

            "Business" shall have the meaning set forth in the Background.

            "Buyer" shall have the meaning set forth in the Preamble.

            "Buyer Indemnitees" shall have the meaning set forth in Section 11.1.1.

            "Closing" shall have the meaning set forth in Section 3.1

            "Closing Date" shall have the meaning set forth in Section 10.1.

            "Closing Cash Payment" shall have the meaning set forth in Section 4.1(a).

            "Closing Date Adjustments" shall have the meaning set forth in
Section 5.1.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "Contract Date" shall have the meaning set forth in the Preamble.

            "Contracts" shall have the meaning set forth in Section 2.1.2.

            "Covenants" shall have the meaning set forth in Section 6.1.

            "Customer Contract" shall have the meaning set forth in Section
2.1.2.

            "Employee Plan" shall have the meaning set forth in Section 7.11.

            "Employment Agreements" shall have the meaning set forth in Section 6.2.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Environmental Laws" shall mean all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirement of any governmental agency (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to handling of or exposure to any kind of hazardous substance, gasoline, or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid, or gas, and whether or not any such substance is defined as hazardous under any law, that is regulated pursuant to any law or that could give rise to liability under any law, as has been, is now, or may at any time hereafter be, in effect.

            "Excluded Assets" shall mean those assets not included among the Assets purchased, as listed in Section 2.2.

            "Financial Statements" shall have the meaning set forth in Section 7.17.

            "GAAP" shall mean United States generally accepted accounting principles consistently applied.

            "Indemnified Party" shall have the meaning set forth in Section 11.1.3.

            "Indemnitor" shall have the meaning set forth in Section 11.1.3.

            "Insurance Policies" shall have the meaning set forth in Section
7.21.

            "Intangible Property" shall have the meaning set forth in Section 2.1.5.

            "Inventory" shall have the meaning set forth in Section 2.1.9.

            "IRS" shall mean the United States Internal Revenue Service.

            "Lease Agreements" shall have the meaning set forth in Section 7.8.

            "Liens" shall have the meaning set forth in Section 7.6.

            "Member" shall have the meaning set forth in the Preamble.

            "Non-Consented Contract" shall have the meaning set forth in Section 11.4.

            "Payment Date" shall have the meaning set forth in Section 5.1.

            "Permitted Liens" shall have the meaning set forth in Section 7.6.

            "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, labor union or governmental authority.

            "Personal Property" shall have the meaning set forth in Section
2.1.6.

            "Pre-Closing Taxes" shall have the meaning set forth in Section 3.2.

            "Real Property" shall have the meaning set forth in Section 2.1.7.

            "Records" shall have the meaning set forth in Section 2.1.8.

            "Required Consent" shall have the meaning set forth in Section
9.2.5.

            "Seller" shall have the meaning set forth in the Preamble.

            "Seller Indemnitees" shall have the meaning set forth in Section 11.1.2.

            "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, net or gross income, gross receipts, sales, use, transfer, franchise, employment, excise, stamp, personal property, real property, social security, unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, or any other taxes of any kind whatsoever, (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax authority, whether as a primary obligor or as a result of being a "transferor" (within the meaning of Section 6901 of the Code and any corresponding state and local law) of another person.

            "Tax Returns" shall mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

            "Total Consideration" shall have the meaning set forth in Section
4.1.

            "Transaction" shall have the meaning set forth in the Background.

                                   ARTICLE II.
                              ASSETS TO BE CONVEYED

            2.1 Assets. On the Closing Date, subject to and in reliance upon the covenants, representations, warranties, and agreements set forth herein, and subject to the terms and conditions contained herein, Seller shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase from Seller, all of the assets used or held for use in the operation of the Business, other than Excluded Assets, including without limitation, the following (collectively, the "Assets"):

                2.1.1 Receivables. All accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments, or prepaid expenses; excluding only those revenues generated from supplying outsourcing services to Buyer prior to the Closing Date.

                2.1.2 Contracts. All rights of Seller or others for the benefit of the Business including, without limitation, those rights under (a) all agreements, contracts, or leases described on Schedule 2.1.2; (b) such other contracts, agreements, or leases entered into by Seller (i) with the written consent of Buyer, or (ii) in the ordinary course of business and consistent with past practice, between the date hereof and the Closing Date, that (x) are approved in writing by Buyer, (y) are new contracts for provision of products or services to customers of Seller (such contracts, generally, "Customer Contracts"), or (z) do not impose obligations on Buyer for the payment of money in amounts in excess of Twenty-five Thousand Dollars ($25,000) for any one contract or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the contracts, agreements, and leases described in clauses (a) and (b) are collectively referred to as the "Contracts").

                2.1.3 Warranties. All rights under or pursuant to all warranties, representations, and guarantees made by suppliers in connection with the Assets or services furnished to Seller, to the extent such warranties, representations, and guarantees (i) are not required by Seller to fulfill its obligations under this Agreement and (ii) are assignable.

                2.1.4 Claims. All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind relating to the Assets or the Assumed Liabilities, against any Person, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered or services provided by Seller on or prior to the Closing Date.

                2.1.5 Promotional Materials and Intangibles. All of Seller's or its affiliates' rights in the copyrights, patents, trademarks, trade names, slogans, logos, service marks, computer software, magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans of the Business and all goodwill of the Business, and other similar intangible property rights used or held for use in the Business, including but not limited to the intangible property identified on Schedule
2.1.5 (the "Intangible Property").

                2.1.6 Personal Property. All the fixed and tangible personal property used or held for use in the operation of the Business including, but not limited to, the equipment, hardware, software, furnishings, and vehicles listed on Schedule 2.1.6 together with any replacements, improvements, or additions thereto made between the Contract Date and the Closing Date (the "Personal Property").

                2.1.7 Real Property. All right, title and interest in the real property used or held for use or necessary in the operation of the Business and owned, leased, or licensed by Seller and its affiliates, as described in
Schedule 2.1.7, or acquired for the benefit of the Business by Seller or its affiliates with the written consent of Buyer between the Contract Date and Closing Date (the "Real Property").

                2.1.8 Records. All records, including but not limited to all books of account, customer lists, supplier lists, computer programs and software, employee personnel files, engineering data, purchase orders, service logs, consultants' reports, budgets, marketing data, financial reports and projections, and sales, operating, and business plans, relating to or used in the Business and not pertaining solely to Seller's internal corporate affairs (the "Records").

                2.1.9 Inventory. All inventory held by Seller for resale, and all of Seller's raw materials, works in process, finished products, wrapping, supply, and packaging items, in each case wherever the same may be located (collectively, "Inventory").

            2.2 Excluded Assets. It is understood and agreed that the following assets shall not be among the Assets purchased pursuant to this Agreement:

                (a) Any insurance policies and proceeds thereof, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposits or other similar items and cash surrender value in regard thereto;

                (b) Any pension, profit-sharing, or employee benefit plans, including all of Seller's interest in any Employee Plan, and any collective bargaining agreements;

                (c) Any agreements not included among the Contracts;

                (d) All Tax Returns and supporting materials, all original financial statements and supporting materials, all books and records that Seller is required by law to retain, all corporate minutes and records, and all records of Seller relating to the sale of the Assets;

                (e) Any interest in and to any refunds of Taxes of the Seller for periods ending and prior to the Closing Date and for periods beginning prior to and ending after the Closing Date, to the extent such refund of Taxes is attributable to the portion of such period ending on the Closing Date; and

                (f) any cash balance in Seller's accounts on the Closing Date.

                                  ARTICLE III.
                            ASSUMPTION OF LIABILITIES

            3.1 Liabilities Assumed. Upon the terms and subject to the conditions contained herein, at the closing of the Transaction (the "Closing"), Buyer shall assume and become responsible for the following obligations of Seller (the "Assumed Liabilities"):

                (a) the liabilities arising and accruing after and relating exclusively to the operation of the Business by Buyer after the Closing under the Contracts to be assigned to Buyer pursuant to (and as limited by) Section
2.1.2 above or of which the benefits are made available to Buyer by Seller in accordance with Section 12.4, including but not limited to the lease agreements for the leased Real Property and Personal Property.

            3.2 Liabilities Not Assumed. Buyer shall not assume or undertake to pay, satisfy, or discharge any of Seller's liabilities, obligations, commitments, or responsibilities not expressly assumed by Buyer in this Agreement, including without limitation:

                (a) all liabilities and obligations relating to operation of the Business or ownership or use of the Assets arising and accruing in respect of periods prior to the Closing;

                (b) all liabilities and obligations arising under the Employee Plans, except to the extent otherwise expressly provided in Section 7.11 or other provisions of this Agreement;

                (c) all liabilities and obligations for fees and expenses incurred by or on behalf of Seller in connection with the transactions contemplated by this Agreement;

                (d) all liabilities arising out of or relating to the Excluded Assets including, without limitation, all Taxes of the Seller for periods ending on or prior to the Closing Date and for periods beginning prior to and ending after the Closing Date to the extent such Taxes are attributable to the portion of such period ending on the Closing Date, ("Pre-Closing Taxes");

                (e) all liabilities and obligations for which Seller has expressly assumed responsibility pursuant to this Agreement; and

                (f) all liabilities and obligations relating to former employees of Seller no longer employed by Seller as of the close of business on the Closing Date.

                                   ARTICLE IV.
                           PURCHASE PRICE AND PAYMENT

            4.1 Total Consideration and Terms. The aggregate consideration for the Assets to be purchased by Buyer hereunder and for the Covenants (the "Total Consideration") will, subject to adjustments as provided in Article V, consist of:

                (a) at Closing, One Hundred Twenty Five Thousand Dollars ($125,000) (the "Closing Cash Payment") payable to Seller by Buyer by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer prior to Closing);

                (b) on July 30, 2001, One Hundred Twenty Five Thousand Dollars ($125,000) payable to Seller by Buyer by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer prior to such payment);

                (c) on October 1, 2001, One Hundred Twenty Five Thousand Dollars ($125,000) payable to Seller by Buyer by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer prior to such payment); and

                (d) on November 30, 2001, One Hundred Twenty Five Thousand Dollars ($125,000) payable to Seller by Buyer by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer prior to such payment).

            4.2 Allocation. The parties shall allocate the Total Consideration to the Assets in accordance with the terms of Schedule 4.2. The parties agree
(1) to complete and separately file Form 8594 with its federal income tax return for the tax year in which the Closing occurs and (ii) that neither party will take a position on any Tax Return before any governmental agency charged with the collection of any tax or in any judicial proceeding that is an any manner inconsistent with the terms of any such allocation without the written consent of the other.

                                   ARTICLE V.
                                   PRORATIONS

            5.1 Proration. The operation of the Business and the income and normal operating expenses, including without limitation assumed liabilities and prepaid expenses, attributable thereto through 11:59 p.m. of the day prior to the Closing Date (the "Adjustment Date") shall be for the account of Seller other than that which has been transferred from the Seller to the Buyer pursuant to this Agreement. Thereafter, only the Assumed Liabilities are for the account of Buyer and the Seller shall retain all of the liabilities of the Business which do not constitute Assumed Liabilities. For example to the extent they are Assumed Liabilities then expenses for goods or services received both before and after the Adjustment Date, interest expenses, Taxes and assessments with respect to Real Property, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the

Adjustment Date (the "Closing Date Adjustments"). All special assessments and similar charges or liens imposed against the Real Property and Personal Property in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. Three (3) days prior to the Closing Date, Seller shall estimate all apportionments pursuant to this Article V and shall deliver a statement of its estimates to Buyer (which statement shall set forth in reasonable detail the basis for those estimates). At the Closing, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the net amount due as a result of the estimated apportionments (excluding any item that is in dispute). Within sixty (60) days after the Closing (the "Payment Date"), Buyer shall deliver to Seller a statement of any adjustments to Seller's estimate of the apportionments, and Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, any amount due as a result of the adjustment (or, if there is any dispute, the undisputed amount). If Seller disputes Buyer's determinations, or if at any time after delivery of Buyer's statement of determinations, either party determines that any item included in the apportionments is inaccurate, or that an additional item should be included in the apportionments, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall select a firm of independent certified public accountants to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties). If the amount of Taxes for any period that begins before and ends after the Closing Date, which are to be prorated pursuant to this Section, are not known three days prior to the Closing Date, then the amount of such Taxes will be estimated as of such date. If the amount of such Taxes is not known by sixty days after the Closing Date, once the amount of such Taxes is known, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the net amount due as a result of the actual apportionment of such Taxes. For purposes of this Agreement, in the case of Taxes that are payable with respect to any period that begins before and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any Tax based upon or measured by income, and in the case of sale or use tax, the amount which would be payable if the taxable year ended as of the end of the Closing Date and (b) in the case of any other Tax, such as property, the amount of such tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

                    ARTICLE VI. RELATED AGREEMENTS AT CLOSING

            6.1 Noncompetition. As further consideration of the agreements set forth herein and sale by Seller of the Assets and as a material inducement to Buyer to enter into this Agreement, at the Closing, Seller and each Member shall enter into a noncompetition agreement with Purchaser in the form of Exhibit A hereto (collectively, the "Covenants"). The Covenants shall become effective as of the Closing Date and shall continue in effect for a period equal to the longer of: (i) one (1) year from the termination of the Member's employment with Seller (as applicable) and (ii) three (3) years after the Closing Date.

            6.2 Employment of Certain Members. At Closing, Buyer will enter into employment agreements, in the form of Exhibits B-1 and B-2, as applicable, hereto (collectively, the "Employment Agreements"), with (i) Nichols, pursuant to which Nichols will serve as senior vice president, and (ii) Rushdy, pursuant to which Rushdy will serve as manager.

                                  ARTICLE VII.
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS

            Seller and the Members make the following representations and warranties, all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing.

            7.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business in, and is in good standing under, the laws of that state and has full power and authority to own, lease, and operate the Assets and to conduct the Business as currently conducted and proposed to be conducted and to enter into and perform this Agreement. The address of Seller's chief executive offices, all of Seller's additional places of business, and the locations of all tangible personal property included in the Assets are listed in Schedule 7.1. Except as set forth in Schedule 7.1, during the past five (5) years, Seller has not been known by or used any corporate, partnership, fictitious, or other name in the conduct of the Business or in connection with the use or operation of the Assets.

            7.2 Authorization. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary limited liability company action on its part. Seller will deliver evidence of such authorization at Closing. This Agreement has been duly executed by Seller and delivered to Buyer and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

            7.3 No Breach. None of (i) the execution, delivery and performance of this Agreement by Seller, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the Transaction, or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Seller's certificate of formation or operating agreement; any judgment, decree, order, injunction, agreement, lease, or other instrument to which Seller is a party or by which Seller is legally bound; or, to the best of Seller's knowledge, any law, rule, or regulation applicable to Seller, the Assets, or the operation of the Business.

            7.4 Governmental Authorizations. There are no licenses, permits, or other authorizations used or necessary to lawfully operate the Business in the manner and to the full extent as now operated.

            7.5 Consents. Assuming the truth and completeness of the representations and warranties of Buyer contained in this Agreement, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required with respect to Seller's or any Member's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for consent to assign any of the Contracts, as reflected herein.

            7.6 Title to Assets. Except as set forth on Schedule 7.6(a), Seller has good and marketable title to the Assets, in the case of owned Assets, and a valid leasehold interest, in the case of leased Assets, in each case free and clear of all debts, liens, charges, security interests, mortgages, deeds of trust, pledges, judgments, trusts, adverse claims, liabilities, collateral assignments, leases, easements, covenants, encumbrances, and other impairments of title ("Liens"), other than as set forth on Schedule 7.6(a). At Closing, Seller shall convey to Buyer good and marketable title to the Assets free and clear of all Liens other than those set forth on Schedule 7.6(b) ("Permitted Liens").

            7.7 Condition of Personal Property. The Personal Property listed on
Schedule 2.1.6 constitutes all of the personal property that is used, held by the Seller or others for use in, or necessary to operate the Business as now operated. The Personal Property is in good operating condition and repair (reasonable wear and tear excepted), is performing satisfactorily, is not in need of repair, has been properly maintained in accordance with the manufacturers' recommendations and industry practices, is available for immediate use and is otherwise sufficient to permit the Business to operate as now operated.

            7.8 Condition of Real Property.

                (a) The Real Property listed on Schedule 2.1.7 constitutes all the real property used by Seller or others in connection with the operation of the Business.

                (b) The leased Real Property is leased pursuant to the agreements described in Schedule 2.1.2 (the "Lease Agreements"), which are the sole and complete agreements concerning Seller's use of the leased premises. Each Lease Agreement is legal, valid, binding, enforceable, and in full force and effect. Neither Seller nor any other party is in default, violation, or breach in any respect under any Lease Agreement, and no event has there occurred and is there continuing an event that constitutes or, with notice or the passage of time or both, would constitute a default, violation, or breach thereunder. No amount payable under any Lease Agreement is past due. Seller has not received any notice of a default, offset, or counterclaim under any Lease Agreement or any other communication asserting non-compliance with any Lease Agreement. Seller has the exclusive right to use and occupy the premises leased under each Lease Agreement. Seller enjoys peaceful and undisturbed possession of the premises leased by Seller under each Lease Agreement. Except as disclosed in
Schedule 7.8(b) and subject to any Required Consents, Seller has full legal power and authority to assign its rights under the Lease Agreements to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof and such assignment will not affect the validity, enforceability and continuity of any such lease. The Lease Agreements are free and clear of all Liens, except for lessors' interests in the leases. Seller has delivered to Buyer, true and complete copies of the Lease Agreements, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases.

                (c) All utilities that are required for the full and complete occupancy and use of the Real Property for the purposes for which such properties are presently being used by Seller, including without limitation electric, water, sewer, telephone, and similar services, have been connected and are in good working order. By the Closing Date, Seller will have paid all charges for such utilities, including without limitation any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Article V.

            7.9 Contracts. The Contracts are all of the agreements (i) currently in effect to which Seller is a party, and (ii) necessary to operate the Business as it is presently operated. Subject to Seller receiving consent to assign those Contracts for which such consent is required, the Contracts are assignable to Buyer on terms and conditions no less favorable than those in effect on the date hereof. Each Contract is in full force and effect and is unimpaired by any acts or omissions of Seller, Seller's employees, agents, officers, directors or members. Seller has complied in all material respects with all Contracts to be assigned to Buyer hereunder, and there has not occurred as to any Contract any default by Seller or any event that, with notice or the lapse of time or otherwise, could become a default by Seller. Seller has not granted or been granted any waiver or forbearance with respect to any of the Contracts. To the best knowledge of Seller, there has not occurred as to any Contract any default by any other party thereto or any event that, with notice or the lapse of time or at the election of any person other than Seller, could become a default by such party. Those Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect and will be unimpaired by any acts or omissions of Seller, Seller's agents, employees, officers, directors or Members. Schedule 2.1.2 lists all contracts to which Seller is a party for the benefit of the Business other than those described in Section 2.1.2(b). Schedule
2.1.2 also indicates which Contracts (of those that are available) require consent of any other party in order to be assigned to Buyer. Seller has provided to Buyer true and correct copies of all written Contracts, as modified to date, or true and complete memoranda describing the terms of all oral Contracts, and all liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. The Contracts as amended through the date of this Agreement will not be modified without Buyer's written consent, which consent shall not be unreasonably withheld.

            7.10 Employees.

                (a) Seller has furnished to Buyer a true and complete list of all persons employed by Seller in conjunction with the Business, each such person's compensation and bonus arrangements and the Employee Plans listed in
Schedule 7.11, if any, applicable to each such person. Seller is not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in such information provided to Buyer or in
Schedule 7.11 or included among the Contracts. Seller has no knowledge that any employee identified to Buyer currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise.

                (b) Except as disclosed in Schedule 7.10(b), Seller is not a party to or subject to any Contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller. There are no unfair labor practice charges pending or, to the best of Seller's knowledge, threatened against Seller; there are no pending or threatened strikes, arbitration proceedings involving labor matters or other labor disputes affecting Seller or the Business; and Seller has not experienced any strikes, work stoppages or other significant labor difficulties of any nature in the past two (2) years.

            7.11 Employee Benefit Plans. Schedule 7.11 sets forth a true and complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of ERISA, or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment, consulting or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Seller is bound or that is or has been established or maintained or in respect of which Seller has ever had any obligation to contribute (each, an "Employee Plan"). Except pursuant to an Employee Plan, Seller has no fixed or contingent liability or obligation to or in respect of any current or former employee, consultant or director of Seller or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' compensation. No trade or business (whether or not incorporated) is or has been as of any date within the preceding six (6) years treated as a single employer together with Seller pursuant to Section 414 of the Code. Seller has not incurred or does not reasonably expect to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Buyer or, following the Closing, remain a liability of the Business under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the best knowledge of Seller, no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Employee Plans has been operated and administered in all respects in accordance with all applicable laws, including but not limited to ERISA and the Code. It is expressly understood that Buyer is not assuming any obligation of Seller under or with respect to any Employee Plan, including without limitation any obligation to pay any fee, tax, or charge in respect of any Employee Plan arising as a result of the Transaction or of termination or cancellation of any Employee Plan.

            7.12 Litigation. Except as set forth on Schedule 7.12, there is no unsatisfied judgment outstanding and no litigation, proceeding, claim or investigation of any nature pending or, to Seller's best knowledge, threatened against Seller, any Member, or any of the Assets which might adversely affect the continued operation of the Business or impair the value of the Assets or which might adversely affect Seller's ability to perform in accordance with the terms of this Agreement. Seller has no knowledge of any facts that could reasonably result in any such proceedings. With respect to each matter set forth therein, Schedule 7.12 sets forth a description of the forum for the matter, the parties thereto and the type and amount of relief sought.

            7.13 Taxes. Except as set forth on Schedule 7.13:

                (a) Seller has duly filed with the appropriate Tax authorities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, complete, and correct in all material respects. Seller has paid in full all Taxes that accrue or are payable by Seller (i) in respect of taxable periods that end on or before the Closing Date and (ii) in respect of any taxable period that begins before the Closing Date and ends thereafter, to the extent that such Taxes are attributable to the portion of such period ending on the Closing Date, except to the extent such Taxes are to be prorated under Section 5.1 of this Agreement. All Taxes that Seller has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to the Closing Date) duly paid to the proper Tax authority;

                (b) There is no audit or other matter in controversy with respect to any Taxes due and owing by Seller, and there is no Tax deficiency or claim assessed or, to the best of the Sellers' knowledge, proposed or threatened (whether orally or in writing) against Seller;

                (c) No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction;

                (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets; Seller has paid in full or discharged all Taxes the nonpayment of which would result in a lien or other encumbrance on the Assets in the hands of the Buyer, excepting in each case such Taxes as will not be due until after the Closing Date.

                (e) None of the Assets (i) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h); and

                (f) Seller is not a person other than a United States person within the meaning of the Code.

            7.14 Compliance with Laws. To the best of Seller's and each Member's knowledge, as applicable, Seller and the Members have complied in all material respects with, and are not in violation of any federal, state, or local laws, regulations, or orders (including any applicable statutes, ordinances, or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power) affecting the Assets or the Business. Without limiting the generality of the foregoing:

                (a) Seller has, in the conduct of the Business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

                (b) All reports, tax returns, and other documents required to be filed by Seller or, to the extent related to the Business or the Assets, by all Members, with any governmental authorities have been filed. All information contained in the foregoing documents is true, complete and accurate in all material respects.

            7.15 Insolvency Proceedings. Neither Seller, any Member, nor the Assets are the subject of any pending or threatened insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary. Seller has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings. After giving effect to the Transaction, Seller (i) will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all liabilities (including contingent liabilities) of Seller not specifically assumed by Buyer pursuant to the terms of this Agreement. Seller is not insolvent nor will it become insolvent as a result of entering into this Transaction.

            7.16 Patents, Trademarks, Copyrights. All Intangible Property and all rights therein, including registrations and applications to register or renew the registrations of any of the foregoing, currently used to promote or identify the Business or otherwise used in connection with the Business, are listed or described on Schedule 2.1.7. The Intangible Property is either owned or validly licensed by Seller, and Schedule 2.1.7 identifies which Intangible Property is so owned and which is licensed, and if licensed, the royalties paid thereon and the parties paid thereunder. Seller does not have any knowledge, nor has Seller received any notice to the effect that its use of any of the Intangible Property may be or are claimed to infringe on the right of another. Seller has no knowledge of any infringement or unlawful or unauthorized use of such Intangible Property. To the best of Seller's knowledge, the Business does not infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party. Except as reflected in the Contracts, Seller has not sold, licensed, or otherwise disposed of any Intangible Property to any person or entity and Seller has not agreed to indemnify any person or entity for any patent, trademark, or copyright infringement. Schedule 2.1.7 lists all of the Intangible Property which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

            7.17 Financial Statements; Absence of Undisclosed Liabilities. Seller has furnished Buyer with the financial statements listed or described on
Schedule 7.17 (the "Financial Statements"). The year-end Financial Statements:
(i) have been prepared in accordance with GAAP on a consistent basis throughout the periods involved and as compared with prior periods and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Business as of the dates and for the periods indicated. The monthly and other interim Financial Statements, including the Balance Sheet of Seller as of the Closing Date: (i) except as set forth on Schedule 7.17, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved (except to the extent noted thereon) and on a basis consistent with the year-end Financial Statements; and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Business as of the dates and for the periods indicated in all material respects. Except as reflected in the Financial Statements or otherwise disclosed to Buyer in writing, no event has occurred since the preparation of the most recent Financial Statements that would make such Financial Statements misleading in any respect. Except as set forth on Schedule 7.17, the Business has no material liabilities except for liabilities and obligations (a) reflected or reserved for on the most recent interim Financial Statements provided to Buyer or (b) that have arisen since the date of such Financial Statements in the ordinary course of the operation of the Business and consistent with past practice of Seller (all of which are liabilities similar in type to those reflected on such Financial Statements).

            7.18 Absence of Certain Changes or Events. Since the date the interim Financial Statements provided to Buyer were prepared, except as disclosed on Schedule 7.18, there has not been any:

                (a) as of the date hereof, material adverse change in the operations, condition (financial or otherwise), assets, or liabilities of Seller or the Business;

                (b) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by Seller to any of its officers, employees, or agents,
(ii) bonus, incentive compensation, service award, or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of officer, employee, or agent of Seller, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Seller for any officer, employee, or agent of Seller except pursuant to the existing plans and arrangements described in the Schedules hereto, or (iv) new employment agreement to which Seller is a party;

                (c) addition to or modification of the Employee Plans of Seller, arrangements or practices affecting employees other than (i) contributions made for 1998 in accordance with the normal practices of Seller or (ii) the extension of coverage to other employees who became eligible after the date of the most recent Financial Statements provided to Buyer;

                (d) sale, assignment, or transfer of any material assets of Seller other than in the ordinary course;

                (e) cancellation of any indebtedness or waiver of any rights of substantial value to Seller (other than accounts receivable), whether or not in the ordinary course of business;

                (f) amendment, cancellation, or termination of any Contract, license, or other instrument material to Seller or the Business;

                (g) capital expenditure or commitments for capital expenditures or the execution of any lease by Seller involving payments in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate;

                (h) failure to operate the Business in the ordinary course so as to use reasonable efforts to preserve the Business intact, to keep available the services of all officers, employees, or agents of Seller, and to preserve the goodwill of Seller's suppliers, customers, and others having business relations with Seller;

                (i) change in accounting methods or practices by Seller;

                (j) revaluation by Seller of any of the Assets, including without limitation, writing off notes, inventory, or accounts receivable (other than, in the case of accounts receivable, in the ordinary course of business and so as not to exceed Seller's reserve for bad debt as reflected in Seller's most recent balance sheet);

                (k) damage, destruction, or loss (whether or not covered by insurance) adversely affecting the Business or any of the Assets; or

                (l) indebtedness incurred by Seller for borrowed money or commitment to borrow money entered into by Seller, or any loans made or agreed to be made by Seller.

            7.19 Sufficiency of Assets. The Assets are sufficient to operate the Business as it is now operated.

            7.20 Environmental Protection. To the best of Seller's knowledge, except as set forth on Schedule 7.20: (i) Seller is, and at all times has been, in compliance in all material respects with all Environmental Laws. There are no consent decrees, consent orders, judgments, judicial or administrative orders, agreements with, or liens by, any governmental agency or quasi-governmental entity relating to any Environmental Laws that regulate, obligate, or bind Seller. Neither Seller nor any of the Members have released any person from any claim under any Environmental Laws or waived any rights concerning any environmental condition. Seller has given all material notices and warnings, made all material reports, and has kept and maintained all material records required by, and in compliance in all material respects with, all Environmental Laws.

            7.21 Insurance. Schedule 7.21 contains an accurate and complete description of all policies of property, fire, and casualty, product liability, workers' compensation, errors and omissions and other forms of insurance held by the Seller ("Insurance Policies"). True, correct and complete copies of such Insurance Policies have been made available to Buyer. All policies listed on
Schedule 7.21 (i) are valid, outstanding, and enforceable policies, (ii) provide coverage for the Assets and the operations of the Business for all material risks normally insured against by an entity carrying on the same business as Seller, and (iii) will not terminate or lapse by reason of the Transaction. The Company has not received (i) any notice of cancellation of any policy described in this Section or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. The Insurance Policies shall not be assigned to Buyer.

            7.22 Brokers' Fees. No broker, finder, investment banker or other person ore entity is entitled to any brokerage fee, finders' fee or other commission for which Buyer could become liable in connection with the Transactions based upon arrangements made by Seller or any Member.

            7.23 No Other Agreements to Sell the Assets. None of Seller or the Members is subject to any commitment or legal obligation, absolute or contingent, other than to Buyer, to sell, assign, transfer, or effect a sale of any of the Assets, to effect any merger, consolidation, liquidation, dissolution, or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

            7.24 Transactions with Certain Persons. Except as set forth on
Schedule 7.24, no officer, director, or employee of Seller nor any member of any such person's immediate family is presently, or within the past year has been, a party to any transaction with Seller, including without limitation, any contract, agreement, or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or
(c) otherwise requiring payments to (other than for services as officers, directors, or employees of Seller) any such person or corporation, partnership, trust, or other entity in which any such person has an interest as a Member, officer, director, trustee, or partner. Furthermore, except as set forth on
Schedule 7.24, Seller has no liability or obligation to make any payment on behalf of or for the benefit of any of the Members, or any officer, director, or employee of Seller or any such person's immediate family that is not directly related to, and in furtherance of, the Business.

            7.25 Accounts Receivable. The amount of accounts receivable, unbilled invoices, and other debts due or recorded in the records and books of account of Seller as being due to Seller as of the Closing Date will be, subject to the reserves reflected on the interim Financial Statements and except for accounts receivable required to be written off due to the insolvency of a debtor of Seller, good and collectible in full in the ordinary course of business and in any event not later than one hundred (100) days after the Closing Date; and to the knowledge of the Members and Seller, none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such reserve. Since the date of the interim Financial Statements, Seller has not made any change in its credit policies nor has it materially deviated from its credit policies.

            7.26 Inventory. Each item of Inventory reflected on the Financial Statements (a) is owned by Seller free and clear of all encumbrances, except for Permitted Liens and purchase money liens arising from accounts payable reflected on the Financial Statements, (b) exists in salable condition, and (c) has a book value as reflected on the Financial Statements of the lesser of Seller's actual cost for such item of Inventory and the wholesale price for such item of Inventory as of the date of the Financial Statements.

            7.27 No Misleading Statements. No statement made by Seller to Buyer and no information provided or to be provided by Seller to Buyer pursuant to this Agreement or in connection with the negotiations covering the Transaction, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading.

                                  ARTICLE VIII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer makes the following representations and warranties, all of which have been relied upon by Seller in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct as of Closing.

            8.1 Organization. Buyer is a limited liability company duly organized, validly existing, and in good standing, under the laws of the State of Delaware.

            8.2 Authorization. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary limited liability company action on the part of Buyer. Evidence of such authorizations shall be delivered to Seller at Closing. This Agreement has been duly executed by Buyer and delivered to Seller and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.

            8.3 No Breach. None of (i) the execution, delivery and performance of this Agreement by Buyer, (ii) the consummation of the Transaction, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's certificate of formation, operating agreement, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.

            8.4 Litigation. There is no action, suit, investigation or other proceeding pending or, to Buyer's best knowledge, threatened which may adversely affect

Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.

            8.5 Consents. Assuming the truth and completeness of the representations and warranties of Seller and the Members contained in this Agreement, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required with respect to Buyer's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IX.
                              CONDITIONS PRECEDENT

            9.1 Mutual Conditions. The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                9.1.1 Governmental Consents. All governmental consents required for the consummation of the Transaction, if any, shall have been obtained.

                9.1.2 Absence of Litigation. As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the Transaction shall be pending before any court or governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

            9.2 Conditions to Buyer's Obligation. In addition to satisfaction of the mutual conditions contained in Section 9.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                9.2.1 Representations and Warranties. The representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                9.2.2 Compliance with Conditions. All of the terms, conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been timely complied with and performed in all material respects.

                9.2.3 No Material Adverse Development. No material adverse development shall have occurred with respect to the Business that results in a significant impairment to the ability of Buyer to operate the Business as it is currently operated or represents a substantial impairment of the aggregate value of the Business or Assets being conveyed.

                9.2.4 Closing Documents. Seller shall deliver to Buyer all of the closing documents specified in Section 10.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in the state where the Assets are located and reasonably acceptable to Buyer.

                9.2.5 Third Party Consents. Seller shall have obtained the Required Consents, as defined below, and, subject to Section 11.4, all other consents as indicated on Schedule 2.1.2, such that Buyer will enjoy all of the rights and privileges of Seller under the Contracts subject only to the same obligations as are binding on Seller thereunder, pursuant to the present terms thereof. "Required Consents" for purposes hereof include consents to the assignment of the Contracts identified by Buyer on Schedule 2.1.2 as required.

                9.2.6 Estoppel Certificates. Seller shall have obtained such fee owner's consents and mortgagee's estoppel and non-disturbance agreements with respect to the lease agreements for the leased premises used in the Business as are reasonably requested by Buyer not less than thirty (30) days prior to the Closing Date.

                9.2.7 Settlement of Claims. Seller and the Members shall have settled any and all claims that affect or concern the Assets.

            9.3 Conditions to Seller's Obligation. In addition to satisfaction of the mutual conditions contained in Section 9.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:

                9.3.1 Representations and Warranties. The representations and warranties of Buyer to Seller shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                9.3.2 Compliance with Conditions. All of the terms, conditions, and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.

                9.3.3 Payment. Buyer shall pay Seller the Closing Cash Payment as provided in Article IV.

                9.3.4 Closing Documents. Buyer shall deliver to Seller all the closing documents specified in Section 10.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably satisfactory to Seller.

                                   ARTICLE X.
                                     CLOSING

            10.1 Closing Date. Provided the other conditions to the parties' obligations to close are satisfied, the Closing hereunder shall occur on June 1, 2001 or on such other date as the parties shall agree in writing (the "Closing Date"); provided, however, that the Closing shall occur no later than July 31, 2001. The Closing shall be effective as of 11:59 p.m. on the Closing Date. The Closing shall take place at the offices of Buyer in Vista, California, commencing at 1:00 p.m. PST on the Closing Date. If, as of the Closing Date, any condition precedent described in Article X has not been satisfied, the party that is entitled to require that such condition be satisfied may (in its sole discretion) notify the other party of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the

Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder.

            10.2 Performance at Closing. The following documents shall be executed and delivered at Closing:

                10.2.1 Seller's and the Members' Deliveries. Seller and the Members shall deliver to Buyer:

                (a) A certificate executed by Seller attesting to Seller's compliance with the matters set forth in Sections 9.2.1, 9.2.2, and 9.2.7 together with certified copies of (i) the Certificate of Formation of Seller and
(ii) appropriate evidence of Seller's authorization to enter into and consummate this Agreement.

                (b) One or more bills of sale, assignment and assumption agreement conveying to Buyer the Assets.

                (c) The Covenants.

                (d) The Employment Agreements.

                10.2.2 Buyer's Deliveries. Buyer shall deliver to Seller:

                (a) A certificate executed by Buyer attesting to Buyer's compliance with the matters set forth in Sections 9.3.1 and 9.3.2, together with certified copies of (i) the Certificate of Formation of Buyer and (ii) appropriate evidence of Buyer's authorization to enter into and consummate this Agreement.

                (b) The Closing Cash Payment.

                (c) Such assumption agreements and other instruments and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Seller's obligations under the Assets, to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.

                10.2.3 Other Documents and Acts. The parties will also execute such other documents and perform such other acts, before and after the Closing Date, as may be necessary for the complete implementation and consummation of this Agreement.

                                   ARTICLE XI.
                            POST-CLOSING OBLIGATIONS

            The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

            11.1 Indemnification.

                11.1.1 Buyer's Right to Indemnification. Each of Nichols and Seller, jointly and severally, undertake and agree to indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, members, representatives, and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee arising from (i) the claims of third parties with respect to operation of the Business or ownership of the Assets prior to Closing not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (ii) a breach, misrepresentation, or other violation of any of Seller's or any Member's covenants, warranties, or representations contained in this Agreement; (iii) all liabilities of Seller or the Business not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vi) any breach or default by Seller under any Contract prior to Closing; to the extent any of the foregoing claims in subclauses (i) through (vi) are not covered by any applicable insurance or to the extent of any liability in excess of the policy limits of such insurance. The foregoing indemnity is intended by Nichols and Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth. Nothing in this Section 11.1.1 creates any rights to which any insurance company may be subrogated and no person who is not a party to this Agreement may enforce, directly or indirectly, this Section 11.1.1.

                11.1.2 Seller's Right to Indemnification. Buyer undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Seller, and hold harmless Seller, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, members, representatives, and agents (hereinafter referred to collectively as "Seller Indemnitees") against any and all losses, costs, liabilities, claims, obligations, and expenses, including reasonable attorneys' fees, incurred or suffered by a Seller Indemnitee arising from (i) the operation of the Business or ownership of the Assets after Closing, including Permitted Corrective Action with respect to products or services delivered by Seller pursuant to a Customer Contract prior to Closing; (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities under the Contracts to the extent specifically assumed by Buyer pursuant to this Agreement; and (iv) any breach or default by Buyer under any Contract after Closing; to the extent any of the foregoing claims in subclauses
(i) through (iv) are not covered by any applicable insurance or to the extent of any liability in excess of the policy limits of such insurance. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth. Nothing in this Section
11.1.2 creates any rights to which any insurance company may be subrogated and no person who is not a party to this Agreement may enforce, directly or indirectly, this Section 11.1.2.

                11.1.3 Conduct of Proceedings. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.

                11.1.4 Right of Offset. Each of Buyer and Seller shall have the right to offset against amounts owing to the other amounts owing to such party pursuant to this Article XII.

                11.1.5 Limits on and Conditions of Indemnification; Threshold and Cap. Notwithstanding any other provision hereof, no Indemnified Party shall be entitled to make a claim against an Indemnitor in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of Twenty Five Thousand Dollars ($25,000); provided, however, that once such aggregate has been exceeded, such Indemnitor shall be liable for the full amount of such damages. Notwithstanding any other provision of the Agreement, (i) the total indemnity obligation of neither Seller nor Buyer shall exceed the amount of the Total Consideration paid by Buyer hereunder and (ii) the total indemnity obligation of Nichols shall not exceed Three Hundred Thousand Dollars ($300,000).

                11.1.6 Purchase Price Adjustment. The parties agree to treat all payments made under Sections 11.1.1 and 11.1.2 as adjustments to the Purchase Price for Tax purposes.

                11.1.7 Indemnification Not Sole Remedy. The right to indemnification hereunder shall not be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties, or covenants, nor shall such indemnification be deemed to prejudice or operate as a waiver of any remedy to which any party may otherwise be entitled as a result of such breach.

            11.2 Post-Closing Access. Each party agrees that it will cooperate with and make available to the other party, during normal business hours and upon reasonable notice, all books and records which are necessary or useful in connection with any Tax inquiry, audit, investigation, or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this
Section 11.2 shall be kept confidential by the party receiving it. If Buyer or Seller is required by legal process or operation of law to disclose any confidential information, it shall provide the other party with prompt written notice of such request so that such other party may seek an appropriate protective order.

            11.3 Post-Closing Tax Covenant. Seller and the Members shall, jointly and severally, pay after the Closing any Pre-Closing Taxes that have given rise to, or could give rise to any, lien or encumbrance on the Assets in the hands of the Buyer.

            11.4 Failure to Obtain Consents. If any Contract requires the consent of a third party in order to assign it to Buyer and such consent has not been obtained by the Closing Date (a "Non-Consented Contract"), then Seller (i) shall use its reasonable best efforts to make available to Buyer the benefits that arise after the Closing Date under the Non-Consented Contract, and (ii) shall continue after the Closing Date to use its reasonable best efforts to obtain such consent. To the extent that Seller has made available to Buyer the benefits that arise after the Closing Date under a Non-Consented Contract, Buyer shall assume Seller's obligations that arise under the Non-Consented Contract after the Closing Date, whether or not any such benefits are actually received by Buyer.


                                  ARTICLE XII.
                               GENERAL PROVISIONS

            12.1 Expenses. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the Transaction is consummated. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Buyer.

            12.2 Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

                (a) If to Seller or any Member:

                    Alaron Technologies, L.L.C.
                    990-H Park Center Drive
                    Vista, CA 92083
                    Attn: Paul K. Nichols, Jr. (if to Seller)
                          Paul K. Nichols, Jr. or Jamal D. Rushdy (if to Member)

                    with a copy to:

                    Jeffrey Silberman
                    Solomon Ward Seidenwurm & Smith, LLP
                    401 B Street
                    San Diego, CA 92101

                (b) If to Buyer:

                    dj Orthopedics, LLC
                    2985 Scott Street
                    Vista, CA 92083
                    Attn:  Leslie H. Cross
                           CEO/President

                    with a copies to:

                    Alan W. Pettis
                    Latham & Watkins
                    650 Town Center Drive
                    20th Floor
                    Costa Mesa, CA 92626

                    and

                    Joseph A. Simei
                    Latham & Watkins
                    555 11th Street, N.W.
                    Suite 1000
                    Washington, D.C. 20004

                    and

                    Gregory A. Gilbert
                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza, 41st Floor
                    New York, NY 10122

Any party may change its address for notices by notice to the others given pursuant to this Section.

            12.3 Attorneys' Fees. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

            12.4 Survival of Representations, Warranties and Indemnification Rights. The several representations and warranties of the parties contained herein, and the parties' respective indemnification rights pursuant to Section 11.1, shall survive the Closing for a period of eighteen (18) months, at which time the same shall expire (except for claims asserted during such eighteen-month); provided, however, that representations and warranties contained in Sections 7.1, 7.2, 7.3 and 7.6 and the representations and warranties contained in Section 7.13, 7.16 and 7.20 shall survive the Closing until ninety (90) days after the applicable statute of limitations.

            12.5 Exclusive Dealings. For so long as this Agreement remains in effect, neither Seller, its officers, directors, employees, any person acting on Seller's behalf, nor any Member shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Assets or the Business.

            12.6 Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by any other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

            12.7 Assignment. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign its rights and obligations to a corporation, partnership, or other business entity that controls, is controlled by, or is under common control with Buyer, and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender that provides funds to Buyer for the acquisition of the Assets or operation of the Business.

            12.8 Entire Agreement. This Agreement and the Exhibits and Schedules hereto (which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

            12.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

            12.10 Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

            12.11 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are a material part of this Agreement.

            12.12 Severability. If any one or more of the provisions contained in this Agreement should be found invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

            12.13 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law rules utilized in that jurisdiction.

            12.14 Counsel. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

            12.15 Public Statements. Neither Seller nor Buyer shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement except to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                                SELLER:

                                    ALARON TECHNOLOGIES, L.L.C.



                                    By: /s/ PAUL K. NICHOLS, JR.
                                       ----------------------------------------
                                    Name:   Paul K. Nichols, Jr.
                                       ----------------------------------------
                                    Title:  Member
                                          -------------------------------------

                                MEMBERS:

                                    PAUL K. NICHOLS, JR.


                                    /s/ PAUL K. NICHOLS, JR.
                                    -------------------------------------------
                                    Paul K. Nichols, Jr.

                                    JAMAL D. RUSHDY


                                    /s/ JAMAL D. RUSHDY
                                    -------------------------------------------
                                    Jamal D. Rushdy



                                BUYER:

                                    dj ORTHOPEDICS, LLC



                                    By: /s/ LESLIE H. CROSS
                                       ----------------------------------------
                                    Name:   Leslie H. Cross
                                       ----------------------------------------
                                    Title:  CEO-President
                                          -------------------------------------